Exhibit 10.9
STOCK OPTION AGREEMENT
     This Stock Option Agreement (the “Agreement”) dated as of the            day of                ,            (the “Grant Date”), by and between REPUBLIC SERVICES, INC., a Delaware corporation (the “Company”) and                      (“Optionee”), is made pursuant and subject to the provisions of the Company’s 2007 Incentive Plan, as it may be amended from time to time (the “Plan”).
     1. Definitions. All capitalized terms used herein but not expressly defined shall have the meaning ascribed to them in the Plan, a copy of which is being provided via email and is incorporated herein by reference. All references to the Company herein also shall be deemed to include references to any and all entities directly or indirectly controlled by the Company and which are consolidated with the Company for financial accounting purposes.
     2. Grant of Option. Subject to the terms and conditions of the Plan and to the terms and conditions set forth in this Agreement, the Company hereby grants to the Optionee the right and option to purchase from the Company all or part of an aggregate of            shares of the Stock at the Exercise Price of $                     per share (the “Option”). The Option shall be treated as a Non-Qualified Stock Option.
     3. Vesting and Expiration.
          (a) Vesting Schedule. Except as otherwise provided in this subparagraph or in Section 3(b) hereof, this Option shall vest and become nonforfeitable on the dates (each a “Vesting Date”) and in the percentages set forth in the following schedule, provided that the Optionee’s continuous service with the Company continues until the applicable Vesting Date:

Vesting Date	Vesting Percentage

25%
50%
75%
100%
               Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date and all vesting shall occur only on the applicable Vesting Date.
          (b) Acceleration of Vesting on Account of Death, Disability, Retirement, Employment Agreement or Change in Control.
          (i) The unvested portion of the Option shall become 100% vested in the event that the Optionee’s continuous service with the Company terminates by reason of:

          (A) the Optionee’s death or Disability; or
          (B) the Optionee’s retirement, if at the time of such retirement, the Optionee:
          (1) is at least fifty-five (55) years old and has completed six (6) years of continuous service with the Company or is at least sixty-five (65) years old (without regard to years of service), and in either case has provided the Company not less than twelve (12) months prior written notice of Optionee’s intent to retire; or
          (2) is at least sixty (60) years old and has completed fifteen (15) years of continuous service with the Company or is sixty-five (65) years old and has completed five (5) years of continuous service with the Company.
                    Any retirement pursuant to Section 3(b)(i)(B) is sometimes hereinafter referred to as a (“Retirement”).
                    For purposes of determining years of continuous service, service shall include service with any entity whose financial statements are required to be consolidated with the financial statements of Republic, including service with any such entity prior to the date on which the entity’s financial statements were required to be so consolidated.
          (ii) The unvested portion of the Option shall become fully or partially vested at such times and in such amounts as may be required pursuant to any employment agreement or consulting agreement between the Optionee and the Company.
          (iii) The unvested portion of the Option shall not become vested on account of the occurrence of a Change in Control, except if and to the extent required pursuant to any employment agreement or consulting agreement between the Optionee and the Company.
          (c) Expiration. Any portion of the Option that has not previously been exercised, or terminated pursuant to Sections 7, 8 or 9 hereof, shall automatically terminate and expire on the seventh anniversary of the Grant Date.
     4. Method of Exercise. The vested portion of this Option shall be exercisable in whole or in part in accordance with the vesting provisions set forth in Section 3 hereof, and may be exercised in accordance with the procedures set forth in Section 7(i) of the Plan (except that the address to which any notice is sent thereunder shall be the address set forth in Section 16 hereof).
     5. Method of Payment. The Optionee may elect to pay the Exercise Price for the vested portion of this Option pursuant to any of the following methods: (a) by cash, certified or cashier’s check, bank draft or money order, or (b) through any of the other methods described in Section 7(j) of the Plan (including without limitation pursuant to a “cashless exercise sale and remittance procedure” described in Section 7(j)(iii) of the Plan) or through the withholding of shares of Common Stock that otherwise would be delivered to the Optionee as a result of the exercise of the Option (in which case the withheld shares shall be valued at their fair market value on the Exercise Date).
     6. Tax Withholding.
          (a) The Optionee shall make arrangements satisfactory to the Company to pay to the Company any federal, state or local income taxes required to be withheld as a result of the exercise of the Option. If the Optionee shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Optionee, any federal, state or local taxes of any kind required by law to be withheld as a result of the exercise of the Option.
          (b) The Optionee may elect, by notice to the Committee, to satisfy his or her minimum withholding tax obligation as a result of the exercise of the Option, by the Company’s withholding a portion of the shares of Common Stock otherwise deliverable to Optionee, such shares being valued at their fair market value as of the Exercise Date, or by the Optionee’s delivery to the Company of a portion of the shares previously delivered by the Company, such shares being valued at their fair market value as of the date of delivery of such shares by the Optionee to the Company.
     7. Termination of Continuous Service. Except as otherwise provided in Section 8 or 9 hereof, or as otherwise provided in any employment or consulting agreement between the Optionee and the Company, in the event that the Optionee’s continuous service with the Company terminates for any reason other than the Optionee’s death, Disability, or Retirement, then any portion of the Option that has not previously vested pursuant to Section 3 hereof shall automatically terminate on the date on which the Optionee’s continuous service terminates, and the portion of the Option, if any, that is vested or becomes vested as a result of such termination of continuous service shall automatically and without notice terminate and become null and void on the earliest to occur of the following:
          (a) Immediately upon termination of the Optionee’s continuous service with the Company if such termination is by the Company for Cause or is a voluntary termination within ninety (90) days after the occurrence of an event that would be grounds for termination of continuous service by the Company for Cause (without regard to any notice or cure period requirement);
          (b) Ninety (90) days after the termination of the Optionee’s continuous service for any reason other than the Optionee’s death, Disability, Cause, Retirement, or a voluntary termination within ninety (90) days after the occurrence of an event which would be grounds for termination by the Company for Cause; or
          (c) the Expiration Date.
     8. Extended Exercise Period in the Event of Certain Retirement. If the Optionee’s continuous service with the Company terminates by reason of the Optionee’s Retirement, the Optionee shall have the right, at any time on or before the earlier of (i) the third anniversary of the date of the Optionee’s Retirement or (ii) the Expiration Date, to exercise the Option in whole or in part.
     9. Extended Exercise Period in the Event of Death or Disability.
          (a) Death. If the Optionee’s continuous service with the Company terminates by reason of the Optionee’s death, the Optionee’s estate, devisee or heir-at-law (as applicable) shall have the right, at any time, on or before the earlier of the (i) fifth anniversary of the date of the Optionee’s death and (ii) the Expiration Date, to exercise the Option, in whole or in part; provided, however, that the Board of Directors of the Company (or any committee thereof) may provide, in its discretion, that following the death of the Optionee, the estate, devisee or heir-at-law (as applicable) may exercise the Option, in whole or in part, at any time subsequent to such Optionee’s death and prior to the Expiration Date.
          (b) Disability. If the Optionee’s continuous service with the Company terminates by reason of the Optionee’s Disability, then the Optionee shall have the right to exercise the Option, in whole or in part, at any time, on or before the earlier of (i) the fifth anniversary of the date on which the Optionee’s continuous service terminates, and (ii) the Expiration Date; provided, however, that the Board of Directors of the Company (or any committee thereof) may provide, in its discretion, that the Optionee may, in the event of the termination of employment or service of the Optionee with the Company by reason of the Optionee’s Disability, exercise Option, in whole or in part, at any time subsequent to such termination of employment or service and prior to the Expiration Date either subject to or without regard to any vesting or other limitation on exercise.
     10. Transferability of Options.
          (a) Restrictions on Transfer. Except as otherwise provided in Section 10(b), no Options shall be transferable or assignable by the Optionee, other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order, and such Options shall be exercisable during the Optionee’s lifetime only by the Optionee.
          (b) Permitted Transfers. The Optionee may Transfer the Option (or a portion thereof) for no value to (i) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (ii) any person sharing the Optionee’s household (other than a tenant or employee), (iii) a trust in which the persons described in (i) or (ii) have more than 50% of the beneficial interest, (iv) a foundation in which the Optionee or the persons described in (i) or (ii) own more than 50% of the voting interests.
          (c) Notice. No transfer by will or the laws of descent and distribution, or transfers permitted under Section 10(b), of any Options or the right to exercise any Option, shall be effective to bind the Company unless the Committee shall have been furnished with (i) written notice thereof and with a copy of the will, assignment or transfer document and/or such evidence as the Committee may deem necessary to establish the validity of the transfer, and (ii) an agreement by the transferee to comply with all the terms and conditions of the Option that are or would have been applicable to the Optionee.

     11. Forfeiture by Reason of Detrimental Activity. This Option shall be subject to cancellation by the Committee, in accordance with Section 15(n) of the Plan and this Section 10 if the Optionee engages in any Detrimental Activity. Notwithstanding any other provision of this Agreement to the contrary, if the Optionee engages in any Detrimental Activity at any time prior to, or during the one year period after, the exercise of any portion of the Option, the Company shall, upon the recommendation of the Committee, in its sole and absolute discretion, be entitled to (a) immediately terminate and cancel any portion of the Option that has not previously been exercised, and/or (b) with respect to any portion of the Option that has been previously exercised, recover from the Optionee at any time within two (2) years after such exercise but prior to a Change in Control (and the Optionee shall be obligated to pay over to the Company with respect to any portion of the Option that has been exercised) (i) an amount equal to the excess of the Fair Market Value of the Common Stock for which the Option was exercised over the Exercise Price (regardless of the form by which payment was made) with respect to the Option, and (B) any cash or other property (other than Common Stock) received by the Optionee from the Company pursuant to the Option.
     12. Right to Set-Off. By accepting this Agreement, the Optionee consents to a deduction from any amounts the Company owes the Optionee from time to time (including amounts owed to the Optionee as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to Optionee by the Company), up to the dollar amount Optionee owes the Company under Section 11 hereof. Whether or not the Company elects to make any setoff in whole or in part, if the Company does not recover by means of set-off the full amount the Optionee owes the Company calculated as set forth above, the Optionee agrees to pay immediately the unpaid balance to the Company.
     13. Board of Director Discretion. The Optionee may be released from his or her obligations under Sections 11 and 12 hereof only if the Board of Directors of the Company, or a duly authorized committee thereof, determines, in its sole and absolute discretion, that such action is not adverse to the interests of the Company.
     14. No Right to Continued Employment or Service. This Agreement does not confer upon the Optionee any right to continued employment or service with the Company, and shall not in any way interfere with the right of the Company to terminate the Optionee’s employment at any time.
     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws. The parties agree that any action, suit or proceeding arising out of or relative to this Agreement or the relationship of Optionee and the Company, shall be instituted only in the state or federal courts located in Maricopa County in the State of Arizona, and each party waives any objection which such party may now or hereafter have to such venue or jurisdictional court in any action, suit, or proceeding. Any and all services of process and any other notice in any such action, suit or proceeding shall be effective against any party if given by mail (registered or certified where possible, return receipt requested), postage prepaid, mailed to such party at the address set forth herein.

     16. Severability. The invalidity or enforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. In the event that a court of competent jurisdiction should determine that any time periods provided for in Section 11 are unenforceable, then that period shall be reduced to the longest period of time which such court shall deem enforceable, taking into consideration the purpose and intent of the Plan to serve the interest of the Company and its shareholders.
     17. Notices. All notices or other communications with respect to the Options shall be deemed given and delivered in person or by facsimile transmission, telefaxed, or mailed by registered or certified mail (return receipt requested, postage prepaid) to the Company’s Stock Option Administrator at the following address (or such other address, as shall be specified by like notice of a change of address) and shall be effective upon receipt:
Stock Option Administrator
Republic Services, Inc.
18500 North Allied Way
Phoenix, AZ 85054
     18. Binding Effect. Subject to the limitation stated herein and in the Plan, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and to Optionee’s heirs, legatees, distributees and personal representatives.
     19. Interpretation/Provisions of Plan Control. In the event that any provision of this Agreement should conflict with any provision of the Plan, the Plan shall govern and be controlling. The Optionee hereby accepts as final, conclusive and binding, any decisions by the Committee with respect to the interpretation or administration of the Plan and this Agreement.
     20. Integration. This Agreement supersedes all prior agreements and understanding between the Company and Optionee relating to the grant of the Option.
     21. Waiver. The failure of any party at any time to require strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to require strict performance of the same condition, promise, agreement or understanding at a subsequent time.
     22. Certification. Upon exercise of all or any portion of the Option, the Optionee shall certify in a manner acceptable to the Company that the Optionee has not engaged in any Detrimental Activity that would give the Company the rights described in Section 11 hereof.
     23. Optionee Bound by Terms of the Plan. Optionee hereby acknowledges receipt of a copy of the Plan, and agrees to be bound by all of the terms, conditions and provisions hereof.
     24. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The facsimile or email transmission of a signed signature page, by any party to the other(s), shall constitute valid execution and acceptance of this Agreement by the signing/transmitting party.

     IN WITNESS WHEREOF, the parties hereto have executed the Agreement.

REPUBLIC SERVICES, INC.

Name:

Date:

OPTIONEE

Signature

Print or Type Name

Street Address

City, State, Zip

Telephone Number

Social Security Number

Date: